                                                                  EXHIBIT (g)(8)


                                     FORM OF
                              AMENDED AND RESTATED
                                   SCHEDULE A

                               WITH RESPECT TO THE

                        CUSTODIAN SERVICE AND MONITORING
                AGREEMENT DATED JULY 3, 2001, AMENDED NOVEMBER 2,
                       2001, MARCH 1, 2002 AND MAY 1, 2002


                             EFFECTIVE MAY 24, 2002


                                FEES AND EXPENSES

Series*                                                               Annual Fee
-------                                                               ----------
ING Principal Protection Fund                                          $ 12,000

ING Principal Protection Fund II                                       $ 12,000

ING Principal Protection Fund III                                      $ 12,000

ING Principal Protection Fund IV                                       $ 12,000

Pursuant to the Custodian Service and Monitoring Agreement dated July 3, 2001 and amended and restated as of November 2, 2001, March 1, 2002 and May 1, 2002 by and among Pilgrim Equity Trust (renamed ING Equity Trust as of March 1,
2002), MBIA (formerly MBIA Insurance Corporation) and State Street Bank and Trust Company (the "Agreement") the undersigned hereby amend this Schedule A to the Agreement to add ING Principal Protection Fund IV, a newly established series of ING Equity Trust.

IN WITNESS WHEREOF, the undersigned have caused this amendment to be executed as of May 24, 2002.


ING Equity Trust           MBIA                        State Street Bank
                                                       and Trust Company


-------------------------  -------------------------   -------------------------
Name:                      Name:                       Name:
     --------------------       --------------------        --------------------
Title:                     Title:                      Title:
      -------------------        -------------------         -------------------


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*     Any new series of the Fund added to this Agreement will be subject to prior review by State Street, and the rate charged with respect to such new series may be equal to or higher than the annual rate of $12,000, depending upon transaction volumes.